Exhibit 4.4.2

Supplemental Agreement No. 3

to

Purchase Agreement No. 3194

between

The Boeing Company

and

LAN AIRLINES S.A.

Relating to Boeing Model 777-FREIGHTER Aircraft

THIS SUPPLEMENTAL AGREEMENT, entered into as of September 24, 2011, by and between THE BOEING COMPANY, a Delaware corporation (hereinafter called “Boeing”) and LAN AIRLINES S.A., a Chilean corporation (hereinafter called “Customer”).

W I T N E S S E T H:

WHEREAS, Boeing and Customer entered into Purchase Agreement No. 3194, dated as of July 3, 2007 relating to purchase and sale of Boeing Model 777-FREIGTHER aircraft (Aircraft) which agreement, including all tables, exhibits, supplemental exhibits and specifications thereto, together with all letter agreements then or thereafter entered into that by their terms constitute part of such purchase agreement and as such purchase agreement may be amended or supplemented from time to time (the “Purchase Agreement”);

WHEREAS, Customer and Boeing have agreed to accelerate the Aircraft scheduled to be delivered in [***] (hereinafter called “[***]”).

AGREEMENT:

NOW THEREFORE, and in consideration of the mutual covenants herein contained, the parties agree to amend the Purchase Agreement as follows:

1. Revision of Table of Contents and Aircraft Information Table to the Purchase Agreement:

1.1	Table of Contents: The Table of Contents of the Purchase Agreement is deleted in its entirety and replaced by a new Table of Contents, attached hereto as Exhibit 1.

1.2	Table 1, “Aircraft Delivery, Description, Price and Advance Payments” to the Purchase Agreement is deleted in its entirety and replaced by a new Table 1 to reflect the acceleration of the [***] Aircraft to [***] and is attached hereto as Exhibit 2.

2. Supplemental Exhibit BFE1, “Buyer Furnished Equipment Variables”: is deleted in its entirety and replaced by a new Supplemental Exhibit BFE1 to reflect the acceleration of the [***] Aircraft to [***] and to correct some dates and is attached hereto as Exhibit 3.

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Exhibit 4.4.2

3. Revision to Letter Agreements: Letter Agreement 6-1162-KSW-6454R1 “Option Aircraft” is deleted in its entirety and replaced by Letter Agreement 6-1166-KSW-6454R2 “Option Aircraft” to clarify Option Aircraft and is attached hereto as Exhibit 4.

4. Confidentiality. Boeing and Customer understand that the commercial and financial information contained in this Purchase Agreement is considered by the parties as confidential (Confidential Information) and both agree not to disclose such Confidential Information except as provided herein. In addition to the parties’ respective officers, directors and employees who need to know the Confidential Information and who understand the obligation to keep it confidential, the parties may disclose Confidential Information (1) to the extent required by law and (2) to its agents, auditors and advisors who need to know the Confidential Information for purposes of enabling each party to understand, perform its obligations under, or receive the benefits of, this Purchase Agreement and who have agreed not to use or disclose the Confidential Information for any other purpose without the other party’s prior written consent. In the event that a party concludes that disclosure of Confidential Information contained in this Purchase Agreement is required by applicable law, the party will so advise the other party promptly in writing and endeavor to protect the confidentiality of such Confidential Information to the widest extent possible. In the event of a legal dispute with Boeing, nothing herein will preclude Customer from sharing with its legal counsel information necessary for purposes of enabling counsel to advise or represent Customer provided that so long as Customer causes its legal counsel to maintain the confidentiality of information that is the subject of this Article. Except as provided in the assignment provisions of Article 8 of the Special Matters Letter, Customer will not disclose this Purchase Agreement for purposes of financing payments without the prior written consent of Boeing, which consent will be provided once the financier enters into a Non Disclosure Agreement with Boeing in form and substance reasonably satisfactory to Boeing, which will include agreeing not to disclose or use Confidential Information except for the purpose set forth herein. This provision shall not apply to any Confidential Information that is in the public domain except that a party will be liable to the other for breach of its obligations under this provision if the Confidential Information entered the public domain as a consequence of a wrongful act or omission on its part.

The Purchase Agreement will be deemed to be amended to the extent provided herein and as amended shall in full force and effect. In the event of any inconsistency between the above provisions and the provisions contained in the referenced exhibits to this Supplemental Agreement, the terms of the exhibits will control.

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Exhibit 4.4.2

EXECUTED IN DUPLICATE as of the day and year first above written.

THE BOEING COMPANY Original signed by		LAN AIRLINES S.A. Original signed by

By:		By:
	Melanie A. Gauthier		Roberto Alvo

Its	Attorney-In-Fact	Its:	Sr. VP Corporate Planning and Development

		By:	Original signed by
Andres Del Valle E.

		Its:	Gerente de Finanzas Corporativas

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Exhibit 4.4.2

TABLE OF CONTENTS

	ARTICLES	SA NUMBER
1.	Quantity, Model and Description
2.	Delivery Schedule
3.	Price
4.	Payment
5.	Miscellaneous

TABLE
1	777-FREIGHTER Aircraft Information Table 1	SA-3

2	777-FREIGHTER Aircraft Information Table 2	SA-2

EXHIBIT
A.	777-FREIGHTER Aircraft Configuration	SA-2, Art 3.

B.	Aircraft Delivery Requirements & Responsibilities

SUPPLEMENTAL EXHIBITS
AE1	Escalation Adjustment/Airframe & Optional Features
AE2	Escalation Adjustment/Airframe & Optional Features	SA-2
BFE1	Buyer Furnished Equipment Variables	SA-3
CS1	Customer Support Document
EE1	Engine Escalation And Engine Warranty
SLP1	Service Life Policy Components

LETTER AGREEMENTS
3194-01	777 Spare Parts Initial Provisioning

3194-02	Open Configuration Matters

3194-03	Seller Purchased Equipment

RESTRICTED LETTER AGREEMENTS
6-1162-ILK-0270R2	Special Matters	SA-2

6-1162-ILK-0271	AGTA Terms Revisions

6-1162-ILK-0272	Promotional Support (First of Minor Model)	SA-2, Art. 5.2

6-1162-ILK-0273	EULA Special Matters

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Exhibit 4.4.2

6-1162-ILK-0274	Performance Guarantees

	RESTRICTED LETTER AGREEMENTS (continued)	SA NUMBER

6-1162-ILK-0275	Liquidated Damages

6-1162-ILK-0277	777-FREIGHTER Performance Retention Commitment	SA-2, Art. 5.3

6-1162-ILK-0276	Special Matters Relating to Advance Payments Requirements

6-1162-KSW-6454R2	Option Aircraft	SA-3

LA-1002327	Aircraft Performance Guarantees for Table 2 Aircraft	SA-2

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Exhibit 4.4.2

Table 1

Aircraft Delivery, Description, Price and Advance Payments

Airframe Model/MTOW:	777-Freighter	750000 pounds	Detail Specification:	D019W007-NEW (7/24/2006)		2nd Qtr 2006 Forecast
Engine Model/Thrust:	GE90-110B1L	110100 pounds	Airframe Price Base Year/Escalation Formula:	Jul-06		ECI-MFG/ CPI
Airframe Price:		$231,629,000	Engine Price Base Year/Escalation Formula:	N/A		N/A
Optional Features:		$1,900,000

Sub-Total of Airframe and Features:		$233,529,000	Airframe Escalation Data:
Engine Price (Per Aircraft):		$0	Base Year Index (ECI):		180.3
Aircraft Basic Price (Excluding BFE/SPE):		$233,529,000	Base Year Index (CPI):		195.4

Buyer Furnished Equipment (BFE) Estimate:		$1,950,000
Seller Purchased Equipment (SPE) Estimate:		$0
Deposit per Aircraft:		$230,000

	Number of Aircraft	Escalation Factor (Airframe)	Escalation Factor (Engine)	Manufacturer Serial Number	Escalation Estimate Adv Payment Base Price Per A/P	Advance Payment Per Aircraft (Amts. Due/Mos. Prior to Delivery):
Delivery Date						At Signing 1%	24 Mos. 4%	21/18/12/9/6 Mos. 5%	Total 30%
[***]	1	1.1847			$276,662,000	$2,536,620	$11,066,480	$13,833,100	$96,831,700
Total:	1

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

BUYER FURNISHED EQUIPMENT VARIABLES

between

THE BOEING COMPANY

and

LAN AIRLINES S.A.

Supplemental Exhibit BFE1 to Purchase Agreement Number 3194

P.A. No. 3194	BFE1	Exhibit 3 to S.A. 3
BOEING PROPRIETARY

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

BUYER FURNISHED EQUIPMENT VARIABLES

relating to

BOEING MODEL 777F AIRCRAFT

This Supplemental Exhibit BFE1 contains vendor selection dates, on-dock dates and other variables applicable to the Aircraft.

1. Supplier Selection.

Customer will:

Select and notify Boeing of the suppliers and part numbers of the following BFE items by the following dates:

Avionics	**[***] ** must be previously certified equipment

2. On-dock Dates and Other Information

On or before [***], Boeing will provide to Customer the BFE Requirements electronically in My Boeing Fleet (MBF), through My Boeing Configuration (MBC). These requirements may be periodically revised, setting forth the items, quantities, on-dock dates and shipping instructions and other requirements relating to the in-sequence installation of BFE. For planning purposes, preliminary BFE on-dock dates are set forth below:

Item	Preliminary On-Dock Dates (Month of Delivery)
	[***]	[***]
Avionics	[***]	[***]

3. Additional Delivery Requirements - Import.

Customer will be the “importer of record” (as defined by the U.S. Customs and Border Protection) for all BFE imported into the United States, and as such, it has the responsibility to ensure all of Customer’s BFE shipments comply with U.S. Customs Service regulations. In the event Customer requests Boeing, in writing, to act as importer of record for Customer’s BFE, and Boeing agrees to such request, Customer is responsible for ensuring Boeing can comply with all U.S. Customs Import Regulations by making certain that, at the time of shipment, all BFE shipments comply with the requirements in the “Shipment Routing Instructions—International”, including the Boeing Customs Trade Partnership Against Terrorism (C-TPAT) Security Guidelines, as set out on the Boeing website referenced below. Customer agrees to include the Shipment Routing Instructions - International, including Boeing C-TPAT requirements, in each contract between Customer and BFE supplier.

http://www.boeing.com/companyoffices/doingbiz/supplier_portal/index_general.html

P.A. No. 3194	BFE1	Exhibit 3 to S.A. 3

BOEING PROPRIETARY

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Boeing Commercial Airplanes

P.O. Box 3707

Seattle, WA 98124-2207

6-1162-KSW-6454R2

LAN Airlines S.A.

Avenida Presidente Riesco 5711

Piso 19

Las Condes

Santiago, Chile

Subject: Option Aircraft

Reference: Purchase Agreement 3194 (Purchase Agreement) between The Boeing Company (Boeing) and LAN Airlines S.A. (Customer) relating to Model 777 Freighter aircraft (Aircraft)

This letter agreement (Letter Agreement) cancels and supercedes Letter Agreement 6-1162-KSW-6454R1 and amends the Purchase Agreement. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement. Under Letter Agreement 6-1162-KSW-6454 the right to purchase two (2) Option Aircraft was transferred from the 767 Purchase Agreement 2126, Letter Agreement 6-1162-ILK-0388 to the 777F Purchase Agreement 3194.

Customer exercised one (1) of the two Option Aircraft in Supplemental Agreement No. 2 to the Purchase Agreement.

1. Right to Purchase Option Aircraft.

Customer will have the option to purchase one (1) additional Model 777F aircraft as option aircraft (Option Aircraft).

2. Delivery.

The delivery month is listed in the Attachment to this Letter Agreement.

3. Configuration.

3.1 The configuration for the Option Aircraft will be based on the Detail Specification developed for the first Customer 777F to deliver. Such Detail Specification will be revised to include (i) changes applicable to the Detail Specification that are developed by Boeing between the Option Exercise Date (as defined below) and the signing of the Definitive Agreement, (ii) changes required to obtain required regulatory certificates, and (iii) other changes as mutually agreed.

P.A. No. 3194	Exhibit 4 to S.A. 3
Option Aircraft

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

LAN Airlines S.A.

6-1162-KSW-6454R2

4. Price.

4.1 The Attachment to this Letter Agreement provides indicative pricing for the Option Aircraft.

4.2 The Airframe Price, Engine Price, if applicable, Optional Features Prices, and Aircraft Basic Price for each of the Option Aircraft shall be determined in accordance with the provisions of the Purchase Agreement using Boeing’s then current prices as of the date of execution of the Definitive Agreement.

4.3 The Airframe Price, Engine Price, if applicable, Optional Features Prices, and Aircraft Basic Price for each of the Option Aircraft shall be adjusted in accordance with the terms set forth in Article 2.1.5 (Escalation Adjustment) of the AGTA.

4.4 The Advance Payment Base Price shall be developed in accordance with the terms of the Purchase Agreement and determined at the time of Definitive Agreement.

5. Payment.

5.1 In Supplemental Agreement No. 2, the non-refundable option deposits [***] for two (2) 767 Option Aircraft reserved for a scheduled delivery [***] was transferred to two (2) 777F Option Aircraft that were reserved for a scheduled delivery in [***]

5.2 As part of Supplemental Agreement No. 2, Customer exercised the [***] 777F Option Aircraft and requested it to be accelerated [***]

5.3 [***]

5.2 At Definitive Agreement for the Option Aircraft, advance payments will be payable as specified in the Purchase Agreement. The remainder of the Aircraft Price for the Option Aircraft will be paid at the time of delivery.

P.A. No. 3194	Exhibit 4 to S.A. 3
Option Aircraft

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

2

LAN Airlines S.A.

6-1162-KSW-6454R2

6. Option Exercise.

6.1 Customer may exercise an option by giving written notice to Boeing on or before the date twenty-four (24) months prior to the first day of the delivery month listed in the Attachment (Option Exercise Date).

6.2 If Boeing must make production decisions which are dependent on Customer's exercising an option earlier than the Option Exercise Date, Boeing may accelerate the Option Exercise Date subject to Customer's agreement. If Boeing and Customer fail to agree to a revised Option Exercise Date and/or the delivery date for Option Aircraft, either party may terminate the option and Boeing will refund to Customer, without interest, any Option Deposit received by Boeing with respect to the terminated Option Aircraft.

7. Economic Considerations.

The economic considerations for the Option Aircraft are those provided in Letter Agreement 6-1162-ILK-0270R2, paragraph 2.

8. Definitive Agreement.

Following Customer’s exercise of an option and Boeing’s confirmation of delivery positions, the parties will sign a definitive agreement for the purchase of such Option Aircraft (Definitive Agreement) within thirty (30) calendar days of such exercise. The Definitive Agreement will be in the same form as the Purchase Agreement (as currently amended) subject only to the changes which are necessary to reflect the provisions of this Letter Agreement. In the event the parties have not entered into a Definitive Agreement within thirty (30) days following option exercise, either party may terminate the option to purchase such Option Aircraft by giving written notice to the other within five (5) days. If Customer and Boeing, having acted diligently and in good faith, fail to enter into the Definitive Agreement, Boeing will retain the Option Deposit for that Option Aircraft and shall have no further obligation with respect to that Option Aircraft.

9. Assignment.

Notwithstanding any other provisions of the Purchase Agreement, the rights and obligations described in this Letter Agreement are provided to Customer in consideration of Customer’s becoming the operator of the Aircraft and cannot be assigned in whole or, in part.

10. Confidential Treatment.

Boeing and Customer understand that the commercial and financial information contained in this Letter Agreement is considered by the parties as confidential (Confidential Information) and both agree not to disclose such Confidential Information except as provided herein. In addition to the parties’ respective officers, directors and employees who need to know the Confidential Information and who understand the obligation to keep it confidential, the parties may disclose Confidential Information (1) to the extent required by law and (2) to its agents, auditors and advisors who need to know the Confidential Information for purposes of enabling each party to understand, perform its obligations under, or receive the benefits of, this Letter Agreement and who have agreed not to use or disclose the Confidential Information for any other purpose without the other party’s prior written consent. In the event that a party concludes that disclosure of Confidential Information contained in this Letter Agreement is required by applicable law, the party will so advise the other party promptly in writing and endeavor to protect the confidentiality of such Confidential Information to the widest extent possible. In the event of a legal dispute with Boeing, nothing herein will preclude Customer from sharing with its legal counsel information necessary for purposes of enabling counsel to advise or represent Customer provided that so long as Customer causes its legal counsel to maintain the confidentiality of information that is the subject of this Letter Agreement. Customer will not disclose this Letter Agreement for purposes of financing payments without the prior written consent of Boeing, which consent will be provided once the financier enters into a Non Disclosure Agreement with Boeing in form and substance reasonably satisfactory to Boeing, which will include agreeing not to disclose or

P.A. No. 3194	Exhibit 4 to S.A. 3
Option Aircraft

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

3

LAN Airlines S.A.

6-1162-KSW-6454R2

use Confidential Information except for the purpose set forth herein. This provision shall not apply to any Confidential Information that is in the public domain except that a party will be liable to the other for breach of its obligations under this provision if the Confidential Information entered the public domain as a consequence of a wrongful act or omission on its part.

P.A. No. 3194	Exhibit 4 to S.A. 3
Option Aircraft

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

4

LAN Airlines S.A.

6-1162-KSW-6454R2

Very truly yours,

THE BOEING COMPANY

Original signed by

By
Melanie A. Gauthier

Its	Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date: September 24, 2011

LAN Airlines S.A.

Original signed by

By
Roberto Alvo

Its	Sr. VP Corporate Planning & Development

Original signed by

By
Andres Del Valle E.

Its	Gerente de Finanzas Corporativas

P.A. No. 3194	Exhibit 4 to S.A. 3
Option Aircraft

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

5

Attachment To Letter Agreement 6-1162-KSW-6454R2

Option Aircraft Delivery, Description, Price and Advance Payments

Airframe Model/MTOW: 777-Freighter	750000 pounds	Detail Specification:	D019W007-NEW (7/24/2006)
Engine Model/Thrust: GE90-110B1L	110100 pounds	Airframe Price Base Year/Escalation Formula:	Jul-06	ECI-MFG/CPI
Airframe Price:	$231,629,000	Engine Price Base Year/Escalation Formula:	N/A	N/A
Optional Features:	$1,900,000
Sub-Total of Airframe and Features:	$233,529,000	Airframe Escalation Data:
Engine Price (Per Aircraft):	$0	Base Year Index (ECI):	180.3
Aircraft Basic Price (Excluding BFE/SPE):	$233,529,000	Base Year Index (CPI):	195.4
Buyer Furnished Equipment (BFE) Estimate:	$1,950,000
Seller Purchased Equipment (SPE) Estimate:	$0
Refundable Deposit/Aircraft at Proposal Accept:	$0
Non-Refundable Deposit/ Aircraft at Def Agreemt:	$750,000

	Number	Escalation		Escalation Estimate Adv	Advance Payment Per Aircraft (Amts. Due/Mos. Prior to Delivery):
Delivery Date	of Aircraft	Factor (Airframe)		Payment Base Price Per A/P	At Signing 1%	24 Mos. 4%	21/18/12/9/6 Mos. 5%	Total 30%
[***]	1	1.1828		$276,218,000	$2,012,180	$11,048,720	$13,810,900	$96,676,300
[***]	1	1.2136	Exercised SA-2	$283,411,000	$2,084,110	$11,336,440	$14,170,550	$99,193,850
Total:	2

[XXX] P.A. No. 3194	Exhibit 4 to S.A. 3
Option Aircraft

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.